Exhibit 99.1

Network Appliance Announces Results for First Quarter Fiscal Year 2008


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Aug. 15, 2007--Network Appliance, Inc. (NASDAQ: NTAP), the leader in advanced networked storage solutions, today reported results for the first quarter and fiscal year 2008. Revenues for the first fiscal quarter were $689.2 million, an increase of 11% compared to revenues of $621.3 million for the same period a year ago and a decrease of 14% compared to $801.2 million in the prior quarter.

    For the first fiscal quarter, GAAP net income was $34.3 million, or $0.09 per share(1) compared to GAAP net income of $54.7 million, or $0.14 per share for the same period in the prior year. Non-GAAP(2) net income for the first fiscal quarter was $76.0 million, or $0.20 per share, compared to non-GAAP net income of $96.6 million, or $0.25 per share for the same period a year ago.

    "We are clearly disappointed with our revenue growth this quarter, yet confident about our underlying business strength and continued health," said Dan Warmenhoven, chief executive officer. "Our bookings growth and cash flow are both very encouraging, and we are optimistic about getting back on track for higher growth in revenue and profits going forward."

    Outlook

    -- Network Appliance ("NetApp") expects revenue for the second quarter fiscal year 2008 to be between $752 million and $768 million, with year-over-year growth of 15% to 18% and sequential growth of 9% to 11%.

    -- Including the implementation of SFAS123R and with current information and assumptions, the company estimates that the second quarter fiscal year 2008 GAAP earnings per share will be approximately $0.16 to $0.18 per share.

    --  Network Appliance expects second quarter fiscal year 2008 non-GAAP earnings per share to be approximately $0.24 to $0.26 per share.

    Quarterly Highlights

    During the first quarter of fiscal year 2008, NetApp(R) continued to offer customer solutions to reduce power and manage costs and complexity in the data center through several new product announcements, membership in The Green Grid, and solution enhancements with key partners. The company also continued to gain momentum in all of its key storage markets, including software, services, Fibre Channel (FC) storage area network (SAN), network-attached storage
(NAS), and iSCSI.

    This quarter NetApp set a new industry standard for deduplication technology by offering NetApp advanced single-instance storage (A-SIS) deduplication for NetApp NearStore(R) and FAS storage systems. This technology helps customers achieve the cost benefits of deduplication across a wide variety of environments, including backup, archival, compliance storage, and primary data sets as diverse as home directories and genomic data. The introduction of NetApp A-SIS deduplication provides customers with the ability to reduce capital expenditures and management costs by dramatically reducing the amount of storage they need to purchase and manage. The reduction in quantity of physical storage translates into savings in power and cooling costs and data center real estate costs.

    Strengthening customer data manageability, NetApp also enhanced both SnapDrive(R), for server storage management, and Virtual File Manager(TM) Enterprise Edition (VFM(R)-EE), for file data management, which customers leverage for increased productivity and flexibility by allowing application administrators to manage their data and react quickly to changing business conditions.

    From a market perspective, according to IDC's Worldwide Quarterly Disk Storage Systems Tracker Q1 2007(3), NetApp gained revenue share in networked storage, growing to a 10.5% share in Q1 2007, up from a 9.3% share at year-end 2006. NetApp also gained capacity share in networked storage, growing to 20.4% from 17.5% in the same period.

    In Fibre Channel (FC) SAN, NetApp continues to grow faster than the market in both revenue and capacity, both sequentially and year over year. Sequentially, the FC SAN market revenue dropped 10.4%, while NetApp grew 12.6%. Year over year, the FC SAN market revenue grew 12.6%, while NetApp grew 103.0%. NetApp dramatically outpaced the FC SAN market in terms of capacity, growing at 263.7% year over year, compared to market growth of 57.1% during that period.

    In its core NAS market, NetApp grew faster than the market sequentially in terms of both revenue and capacity. Sequentially, the NAS market revenue dropped 8.0%, while NetApp grew 10.7%. NetApp continues to lead the NAS market in terms of capacity, with a 39.3% share in Q1 2007, up from a 32.4% share in Q4 2006.

    NetApp demonstrated continued leadership in the iSCSI market in terms of revenue and capacity, with first-place market share for Q1 2007 in capacity shipped (33.3%) and in revenue (24.3%). In Q1 2006, the iSCSI market revenue grew 8.6% sequentially, while NetApp grew 14.9%.

    In the storage software market, NetApp grew 10 times faster than the overall storage software market from Q4'06 to Q1'07 and maintained or gained share in each submarket segment in which it provides offerings. According to IDC's Worldwide Quarterly Storage Software Tracker Q1 2007(4), NetApp also maintained the number two market share position in the storage replication software market, closing the gap on the market leader.

    NetApp continued its leadership in storage services with a position in the Leaders quadrant of the Gartner Magic Quadrant for Storage Services, Q2'07(5) report.

    In corporate news, NetApp was honored by the Boston Business Journal as a "Best Place to Work" in the Boston area for 2007. The NetApp New England office ranked number six in the mid-size company category, which included companies with 101 to 500 employees. NetApp was also recognized by Indiatimes Infotech, a leading technology media Website in India, as one of the "Best Tech Companies to Work For" in India for 2007.

    In other corporate news, NetApp received a second Job Development Investment Grant (JDIG) from the State of North Carolina to expand its operations in Research Triangle Park.

    Webcast and Conference Call Information

    -- The NetApp quarterly results conference call will be broadcast live via the Internet at http://investors.netapp.com on Wednesday, August 15, 2007, at 2:00 p.m. Pacific time. This press release and any other information related to the call will also be posted on the Website at that location.

    -- The conference call will also be available live in a listen-only format at (866) 510-0707 in the United States and
        (617) 597-5376 outside the United States. The pass code for both numbers is 35531174.

    -- A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 65528258. The Webcast replay will be posted on our Website for at least one year.

    About Network Appliance

    Network Appliance is a world leader in unified storage solutions for today's data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that simplify data management. Information about Network Appliance(TM) solutions and services is available at www.netapp.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for the second quarter of fiscal 2008 and statements regarding the anticipated benefits of our products, technologies, and services relative to the offerings of our competitors. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to build non-deferred backlog to levels consistent with our past results and to increase our revenue over the next several quarters; general economic and industry conditions, including expenditure trends for storage-related products; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; risks with new product introductions; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain, and strengthen our relationships and product offerings with strategic partners; risks associated with international operations; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in Network Appliance, Inc. reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described under the sections captioned "Risk Factors" in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

    (1) Earnings per share represents the diluted number of shares for all periods presented.

    (2) Non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, acquisition-related retention costs, gain on sale of investment, restructuring charges/recoveries, prior acquisition-related costs, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes.

    (3) IDC's Worldwide Quarterly Disk Storage Systems Tracker, Q1
2007.

    (4) IDC's Worldwide Quarterly Storage Software Tracker, Q1 2007.

    (5) Gartner Inc., Magic Quadrant for Storage Services, Q2'07.

    NetApp, NearStore, SnapDrive, and VFM are registered trademarks and Network Appliance and Virtual File Manager are trademarks of Network Appliance, Inc. in the U.S. and other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

    Network Appliance Usage of Non-GAAP Financials

    The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. These non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, acquisition-related retention costs, gain on sale of investment, restructuring charges/recoveries, prior acquisition-related costs, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes. We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

    These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.


                       NETWORK APPLIANCE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                                 July 27,   April 27,
                                                    2007       2007
                                                 ---------- ----------

                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                    $  623,990 $  489,079
    Short-term investments                          706,270    819,702
    Accounts receivable, net (1)                    403,159    548,249
    Inventories                                      58,019     54,880
    Prepaid expenses and other assets (1)            86,696     99,840
    Short-term restricted cash and investments      103,906    118,312
    Short-term deferred income taxes                106,810    110,741
                                                 ---------- ----------
        Total current assets                      2,088,850  2,240,803

PROPERTY AND EQUIPMENT, net                         629,124    603,523

GOODWILL                                            601,056    601,056
INTANGIBLE ASSETS, net                               76,115     83,009
LONG-TERM RESTRICTED CASH AND INVESTMENTS             5,242      3,639
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS    155,037    126,448
                                                 ---------- ----------
                                                 $3,555,424 $3,658,478
                                                 ========== ==========



      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt            $   69,150 $   85,110
    Accounts payable                                136,077    144,112
    Income taxes payable                              5,675     53,371
    Accrued compensation and related benefits       107,377    177,327
    Other accrued liabilities                        89,887     97,017
    Deferred revenue                                663,865    630,610
                                                 ---------- ----------
        Total current liabilities                 1,072,031  1,187,547
                                                 ---------- ----------

LONG-TERM DEFERRED REVENUE                          485,970    472,423
OTHER LONG-TERM OBLIGATIONS                          70,288      9,487
                                                 ---------- ----------
                                                  1,628,289  1,669,457
                                                 ---------- ----------

STOCKHOLDERS' EQUITY                              1,927,135  1,989,021
                                                 ---------- ----------
                                                 $3,555,424 $3,658,478
                                                 ========== ==========

(1) In the first quarter of fiscal 2008, the Company began to classify VAT and sales tax receivable balances from its customers within prepaid expenses and other assets. These balances were included in accounts receivable, net, in previous periods ($43,075 at April 27, 2007) and such amounts have been reclassified in the accompanying interim financial statements to conform to the current period classification.


                       NETWORK APPLIANCE, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         (In thousands, except net income per share amounts)
                             (Unaudited)


                                                      Quarter Ended
                                                   -------------------
                                                   July 27,  July 28,
                                                      2007      2006
                                                   --------- ---------

REVENUES:
   Product                                         $463,333  $465,611
   Software entitlements and maintenance            107,927    74,830
   Service                                          117,975    80,847
                                                   --------- ---------
              Total revenues                        689,235   621,288
                                                   --------- ---------

COST OF REVENUES:
   Cost of product                                  186,751   187,965
   Cost of software entitlements and maintenance      2,084     2,292
   Cost of service                                   83,203    57,961
                                                   --------- ---------
              Total cost of revenues                272,038   248,218
                                                   --------- ---------
GROSS MARGIN                                        417,197   373,070
                                                   --------- ---------

OPERATING EXPENSES:
    Sales and marketing                             244,643   195,518
    Research and development                        106,556    88,678
    General and administrative                       41,450    32,396
    Restructuring recoveries                              -       (74)
                                                   --------- ---------
        Total operating expenses                    392,649   316,518
                                                   --------- ---------

INCOME FROM OPERATIONS                               24,548    56,552

OTHER INCOME (EXPENSES), net:
    Interest income                                  17,035    16,656
    Interest expense                                 (1,081)   (3,871)
    Other income, net                                   832       779
                                                   --------- ---------
        Total other income, net                      16,786    13,564
                                                   --------- ---------

INCOME BEFORE INCOME TAXES                           41,334    70,116

PROVISION FOR INCOME TAXES                            6,997    15,446
                                                   --------- ---------

NET INCOME                                         $ 34,337  $ 54,670
                                                   ========= =========

NET INCOME PER SHARE:
    BASIC                                          $   0.09  $   0.15
                                                   ========= =========

    DILUTED                                        $   0.09  $   0.14
                                                   ========= =========

SHARES USED IN PER SHARE CALCULATION:
    BASIC                                           364,457   373,869
                                                   ========= =========

    DILUTED                                         377,631   391,319
                                                   ========= =========


                       NETWORK APPLIANCE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            (In thousands)
                             (Unaudited)

                                                     Quarter Ended
                                                 ---------------------
                                                 July 27,   July 28,
                                                    2007       2006
                                                 ---------- ----------
Cash Flows from Operating Activities:
 Net income                                      $  34,337  $  54,670
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                     26,734     18,714
   Amortization of intangible assets                 6,398      4,686
   Amortization of patents                             495        495
   Stock-based compensation                         40,411     43,022
   Net loss on disposal of equipment                   117         81
   Allowance for doubtful accounts                      84        144
   Deferred income taxes                           (22,692)         -
   Deferred rent                                       399        199
   Excess tax benefit from stock-based
    compensation                                    (8,339)    (4,489)
   Changes in assets and liabilities:
    Accounts receivable                            188,072     69,914
    Inventories                                     (3,145)      (520)
    Prepaid expenses and other assets              (27,392)   (26,337)
    Accounts payable                               (14,082)    (1,139)
    Income taxes payable                            18,434     (6,914)
    Accrued compensation and related benefits      (69,889)   (38,964)
    Other accrued liabilities                      (15,591)   (10,980)
    Deferred revenue                                46,548     61,982
                                                 ---------- ----------
     Net cash provided by operating activities     200,899    164,564
                                                 ---------- ----------
Cash Flows from Investing Activities:
 Purchases of investments                         (328,893)  (874,416)
 Redemptions of investments                        447,022    906,423
 Redemptions of restricted investments              14,930     16,322
 (Increase) decrease in restricted cash             (1,767)       252
 Proceeds from sales of nonmarketable securities         -         17
 Purchases of property and equipment               (33,586)   (23,056)
 Purchases of nonmarketable securities              (4,035)    (1,183)
                                                 ---------- ----------
     Net cash provided by investing activities      93,671     24,359
                                                 ---------- ----------
Cash Flows from Financing Activities:
 Proceeds from sale of common stock related to
  employee stock transactions                       49,991     36,831
 Excess tax benefit from stock-based
  compensation                                       8,339      4,489
 Repayment of debt                                 (15,960)   (27,866)
 Tax withholding payments reimbursed by
  restricted stock                                  (2,742)      (980)
 Repurchases of common stock                      (200,000)  (220,000)
                                                 ---------- ----------
     Net cash used in financing activities        (160,372)  (207,526)
                                                 ---------- ----------

Effect of Exchange Rate Changes on Cash                713       (324)

Net (Decrease) Increase in Cash and Cash
 Equivalents                                       134,911    (18,927)
Cash and Cash Equivalents:
 Beginning of period                               489,079    461,256
                                                 ---------- ----------
 End of period                                   $ 623,990  $ 442,329
                                                 ========== ==========


                       NETWORK APPLIANCE, INC.
                       SUPPLEMENTAL INFORMATION
                            (In thousands)
                             (Unaudited)


                                 QUARTER ENDED JULY 27, 2007
                         ---------------------------------------------

                         Amortization of               Acquisition-
                            Intangible    Stock-based     Related
                               Assets      Compensation  Retention
                                             Expenses       Cost
                         --------------------------------------------

Cost of product revenues            $5,278         $945            -
Cost of service revenues                 -        2,671            -
Sales and marketing
 expense                               970       17,491        1,162
Research and development
 expense                                 -       13,175            -
General and
 administrative expense                150        6,129            -
Restructuring recoveries                 -            -            -

                         --------------------------------------------
Effect on pre-tax income            $6,398      $40,411       $1,162




                                 QUARTER ENDED JULY 28, 2006
                         ---------------------------------------------

                                                       Acquisition-
                         Amortization of  Stock-based     Related
                            Intangible     Compensation  Retention
                               Assets        Expenses       Cost
                         --------------------------------------------

Cost of product revenues            $3,866         $670            -
Cost of service revenues                 -        2,634            -
Sales and marketing
 expense                               583       18,717            -
Research and development
 expense                                 -       13,868            -
General and
 administrative expense                237        7,133            -
Restructuring recoveries                 -            -            -

                         --------------------------------------------
Effect on pre-tax income            $4,686      $43,022            -

                                     QUARTER ENDED JULY 27, 2007
                                 -------------------------------------

                                                   Prior
                                  Restructuring Acquisition-
                                    Recoveries  related Costs Total
                                 -------------------------------------

Cost of product revenues                     -              -  $6,223
Cost of service revenues                     -              -   2,671
Sales and marketing expense                  -              -  19,623
Research and development expense             -              -  13,175
General and administrative
 expense                                     -          2,800   9,079
Restructuring recoveries                     -              -       -

                                 -------------------------------------
Effect on pre-tax income                     -         $2,800 $50,771




                                     QUARTER ENDED JULY 28, 2006
                                 -------------------------------------

                                                   Prior
                                  Restructuring Acquisition-
                                    Recoveries  related Costs Total
                                 -------------------------------------

Cost of product revenues                     -              -  $4,536
Cost of service revenues                     -              -   2,634
Sales and marketing expense                  -              -  19,300
Research and development expense             -              -  13,868
General and administrative
 expense                                     -              -   7,370
Restructuring recoveries                   (74)             -     (74)

                                 -------------------------------------
Effect on pre-tax income                  ($74)             - $47,634


                       NETWORK APPLIANCE, INC.
                 RECONCILIATION OF NON-GAAP AND GAAP
          IN THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         (In thousands, except net income per share amounts)
                             (Unaudited)

                                                       Quarter Ended
                                                     -----------------
                                                     July 27, July 28,
                                                       2007     2006
                                                     -------- --------

SUMMARY RECONCILIATION OF NET INCOME
----------------------------------------------------
NET INCOME                                           $34,337  $54,670

Adjustments:
    Amortization of intangible assets                  6,398    4,686
    Stock-based compensation expenses                 40,411   43,022
    Acquisition-related retention cost                 1,162        -
    Restructuring recoveries                               -      (74)
    Prior acquisition-related costs                    2,800        -
    Discrete GAAP tax provision items                    443        -
    Income tax effect                                 (9,564)  (5,749)

                                                     -------- --------
NON-GAAP NET INCOME                                  $75,987  $96,555
                                                     ======== ========



NET INCOME PER SHARE                                 $ 0.091  $ 0.140

Adjustments:
    Amortization of intangible assets                  0.017    0.012
    Stock-based compensation expenses                  0.107    0.110
    Acquisition-related retention cost                 0.003        -
    Restructuring recoveries                               -        -
    Prior acquisition-related costs                    0.007        -
    Discrete GAAP tax provision items                  0.001        -
    Income tax effect                                 (0.025)  (0.015)

                                                     -------- --------
NON-GAAP NET INCOME PER SHARE                        $ 0.201  $ 0.247
                                                     ======== ========


                       NETWORK APPLIANCE, INC.
             RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
                   EXPRESSED AS EARNINGS PER SHARE
                         SECOND QUARTER 2008
                             (Unaudited)



                                                        Second Quarter
                                                             2008
                                                        --------------

Non-GAAP Guidance                                       $0.24 - $0.26


Adjustments of Specific Items to
     Earnings Per Share for the Second
     Quarter 2008:

   Amortization of intangible assets                            (0.02)
   Stock based compensation expense                             (0.11)
   Gain on sale of investment                                    0.04
   Income tax effect                                             0.01
                                                        --------------
Total Adjustments                                               (0.08)

GAAP Guidance - Earnings Per Share                      $0.16 - $0.18

    CONTACT: Network Appliance, Inc.
             Jodi Baumann, 408-822-3974 (Press)
             jodi@netapp.com
             Ingemar Lanevi, 919-476-5750 (Investors) ingemar@netapp.com
             Billie Fagenstrom, 408-822-6428 (Investors) billief@netapp.com